Exhibit 99.1

iRhythm Technologies, Inc. Shares Preliminary Fourth Quarter 2025

Highlights and Business Update at the 44th Annual J.P. Morgan Healthcare Conference

SAN FRANCISCO, JANUARY 12, 2026 (GLOBE NEWSWIRE) -- iRhythm Technologies, Inc. (NASDAQ:IRTC) a leading digital health care company focused on creating trusted solutions that detect, predict, and prevent disease, today announced preliminary fourth quarter operational highlights and a business update at the 44th Annual J.P. Morgan Healthcare Conference.

Recent Operational Highlights and Financial Outlook

•	Anticipate full year 2025 revenue to exceed high end of previously stated guidance range of $740 million provided in October 2025, driven by record revenue unit volume during the fourth quarter 2025

•	For full year 2026, expect revenue of approximately $870 million to $880 million, or approximately 17% to 18% year-over-year growth, and anticipate adjusted EBITDA margin of approximately 11.5% to 12.5%

•	Recently-presented real-world evidence from over 1.4 million patients reinforces Zio long-term continuous monitoring (LTCM) clinical superiority, with APHRS 2025 data demonstrating consistent performance in Asian populations[1], a Heart Rhythm publication confirming short-term monitoring misses actionable arrhythmias[2], and AHA 2025 data validating successful at-home self-application and earlier detection in at-risk populations3-6

"2025 has been a transformative year for iRhythm, with strong execution against our aspiration to drive best-in-class quality systems, record commercial volumes, over 25% year-over-year revenue growth, and achieving free cash flow positivity for the first time in company history,” said Quentin Blackford, iRhythm’s President and CEO. “Our comprehensive clinical evidence program – including AVALON7 and CAMELOT8 publications – continues to reinforce Zio LTCM's clinical superiority in support of addressable market expansion across additional populations and care settings. As we enter 2026, we're well-positioned to accelerate our leadership with multiple growth catalysts ahead, including deepening penetration in primary care and population health through AI-powered risk stratification partnerships, momentum within mobile cardiac telemetry, expansion into adjacent markets such as obstructive sleep apnea, and continued international execution. With our proven ability to scale efficiently, we're confident we can deliver sustainable, profitable growth while transforming cardiac care for millions of patients worldwide."

Webcast and Conference Presentation Information

At the upcoming 44th Annual J.P. Morgan Healthcare Conference, iRhythm’s management is scheduled to present on Monday, January 12, 2026, at 8:15 a.m. Pacific Time/11:15 a.m. Eastern Time. Interested parties may access a live and archived webcast of the presentation on the Events and Presentations section of the company’s investor website at investors.irhythmtech.com.

About iRhythm Technologies, Inc.

iRhythm is a leading digital health care company that creates trusted solutions that detect, predict, and prevent disease. Combining wearable biosensors and cloud-based data analytics with powerful proprietary algorithms, iRhythm distills data from millions of heartbeats into clinically actionable information. Through a relentless focus on patient care, iRhythm’s vision is to deliver better data, better insights, and better health for all. To learn more about iRhythm, including its portfolio of Zio products and services, please visit irhythmtech.com.

Use of Non-GAAP Financial Measures

We refer to certain financial measures that are not recognized under U.S. generally accepted accounting principles (GAAP) in this press release and management’s presentation materials, including adjusted EBITDA, adjusted net loss, adjusted net loss per share, adjusted operating expenses, and free cash flow. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. See the schedules attached to management’s presentation materials for additional information and reconciliations of such non-GAAP financial measures. We have not reconciled our adjusted operating expenses and adjusted EBITDA margin estimates for full year 2026 because certain items that impact these figures are uncertain or out of our control and cannot be reasonably predicted. Accordingly, a reconciliation of adjusted EBITDA estimates is not available without unreasonable effort.

Adjusted EBITDA excludes non-cash operating charges for stock-based compensation expense, changes in fair value of strategic investments, impairment and restructuring charges, business transformation costs, certain intellectual property litigation expenses and settlements, and loss on extinguishment of debt. Business transformation costs include costs associated with professional services, employee termination and relocation, third-party merger and acquisition, integration, and other costs to augment and restructure the organization, inclusive of both outsourced and offshore resources.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. An investor can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as ‘anticipate’, ‘estimate’, ‘expect’, ‘intend’, ‘will’, ‘project’, ‘plan’, ‘believe’, ‘target’ and other words and terms of similar meaning in connection with any discussion of future actions or operating or financial performance. In particular, these statements include statements regarding financial guidance, market opportunity, ability to penetrate the market, anticipated productivity and quality improvements, and expectations for growth. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include risks described in the section entitled “Risk Factors” and elsewhere in our filings made with the Securities and Exchange Commission, including those in iRhythm’s most recent filings on Form 10-K, Form 10-Q and other SEC filings, all of which are available on iRhythm’s website. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. iRhythm disclaims any obligation to update these forward-looking statements.

Investor Contact

Stephanie Zhadkevich

investors@irhythmtech.com

Media Contact

Kassandra Perry

irhythm@highwirepr.com

1.	Kawata H et al. Clinical Performance of a Long-Term Continuous ECG Monitoring System in Asian and Non-Asian Patients: A Large-Scale Real-World Analysis of Over 400,000 Patients. Asia Pacific Heart Rhythm Society (APHRS) Scientific Sessions, November 13, 2025; Yokohama, Japan.
2.	Battisti AJ, et al. Relationship of Symptom Frequency and Symptom-Rhythm Correlation to Arrhythmia Type and Time to Detection: Insights from Ambulatory ECG Monitoring in Over 1 Million Patients. Heart Rhythm. 2025 Nov 6:S1547-5271(25)03049-8. doi: 10.1016/j.hrthm.2025.11.007. Epub ahead of print.
3.	Ashburner JM et al. Compliance, ECG Quality, and Engagement With a Smartphone App in Patients With In-Clinic Compared With Home-Based, Self-Applied Long-Term Continuous ECG Patch Monitors. American Heart Association Scientific Sessions, November 10, 2025; New Orleans, Louisiana.
4.	Russo P et al. “Onset of Arrhythmias in the CKM Continuum: Real-World Insights From a National Cohort.” American Heart Association Scientific Sessions, 2025; New Orleans, Louisiana.
5.	Russo P et al. “CKD and CKM Syndrome: Accelerated Progression to Arrhythmias in a National Cohort.” American Heart Association Scientific Sessions, 2025; New Orleans, Louisiana.
6.	Russo P et al. “Arrhythmias as Early Predictors of Chronic Kidney Disease: Real-World Evidence From a National Cardio-Kidney-Metabolic Cohort.” American Heart Association Scientific Sessions, 2025; New Orleans, Louisiana.
7.	Russo et al. Assessment of variation in ambulatory cardiac monitoring among commercially insured patients. Am J Manag Care. August 13, 2025.
8.	Reynolds MR, et al. Comparative effectiveness and healthcare utilization for ambulatory cardiac monitoring strategies in Medicare beneficiaries. Am Heart J. 2024 Mar;269:25-34